BioPharmX Reports Third Quarter 2018 Financial Results

MENLO PARK, Calif., Dec. 7, 2017 /PRNewswire/ -- BioPharmX Corporation (NYSE American: BPMX), a specialty pharmaceutical company focusing on dermatology, today announces its financial results for the third quarter ended October 31, 2017.

"We achieved important regulatory and financial milestones during the quarter," said BioPharmX president Anja Krammer. "The Food and Drug Administration (FDA) concurred with the phase 3 endpoints for BPX-01, our investigational topical drug for acne. We believe that reaching this agreement with the FDA on our proposed endpoints will make metrics for BPX-01 more focused on the key benefit of the drug and also increases the attractiveness to potential strategic partners. Meanwhile, to advance the potential of BPX-04 topical minocycline for rosacea, we completed an $11.0 million public offering that will allow us to move forward with a phase 2 trial."

Third Quarter Financial Results
Total operating expenses for the third quarter of 2018 were $3.7 million, compared with total operating expenses of $4.2 million in the prior fiscal year's third quarter. The decrease resulted primarily from lower spending for the company's acne drug clinical trials.

Net loss for the third quarter of 2018 was $3.7 million, or $0.05 per share, compared with a net loss of $3.9 million, or $0.12 per share, during the prior fiscal year's third quarter.

Excluding stock-based compensation expense, expense related to the modification of warrants, the impact of changes in the fair value of the warrant liability and amortization of purchased intangible assets, non-GAAP net loss for the third quarter of 2018 was $3.3 million, or $0.04 per share. During the third quarter of the prior year, the comparable non-GAAP net loss was $3.9 million, or $0.12 per share.

Cash and cash equivalents as of October 31, 2017 were $1.6 million. After the end of the third quarter, the company raised $11.0 million in gross proceeds through an offering of its stock and warrants.

NYSE American Compliance
On December 1, 2017, the company received a deficiency letter from NYSE AMERICAN LLC ("NYSE American" or the "Exchange") stating that the company is not in compliance with the continued listing standards as set forth in Section 1003(f)(v) of the NYSE American Company Guide ("Company Guide"). The letter states that because the company's common stock had been selling for a low price per share for a substantial period of time, the company is not in compliance with Section 1003(f)(v) of the Company Guide. The NYSE American staff determined that the company's continued listing is predicated on it effecting a reverse stock split of its common stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which the staff determined to be until June 1, 2018. In the interim, the company's common stock will continue to be listed on the NYSE American while it attempts to regain compliance with the listing standards, subject to the company's compliance with other continued listing requirements. The letter does not affect the company's business operations or its Securities and Exchange Commission reporting requirements.

About BioPharmX Corporation
BioPharmX Corporation (NYSE American: BPMX) is a Silicon Valley-based specialty pharmaceutical company, which seeks to provide products through proprietary platform technologies for prescription, over-the-counter (OTC), and supplement applications in the health and wellness markets, including dermatology and women's health. To learn more about BioPharmX, visit www.BioPharmX.com.

Use of Non-GAAP Measures
BioPharmX Corporation has supplemented its reported GAAP financial information with non-GAAP measures, non-GAAP net loss, and non-GAAP net loss per share, that do not include stock-based compensation expense, the impact of changes in the fair value of the warrant liability, expense related to the modification of warrants, and the amortization of purchased intangible assets. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses the non-GAAP information internally to evaluate its ongoing business, operational performance and cash requirements and believes these non-GAAP measures are useful to investors as they provide the same basis for evaluating BioPharmX Corporation's performance as applied by management.

BioPharmX Corporation has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP measures may be different from non-GAAP measures used by other companies, including peer companies, and therefore, comparability may be limited. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. BioPharmX Corporation believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. BioPharmX Corporation encourages investors and others to review the company's financial information in its entirety and not rely on a single financial measure.

Stock-based compensation expenses represent non-cash charges related to equity awards granted by BioPharmX Corporation. The change in fair value of the warrant liability results from the periodic revaluing of the warrant liability. In the third quarter of fiscal year 2018, BioPharmX Corporation amended certain warrants resulting in a one-time charge. This amount is excluded from its non-GAAP net loss and non-GAAP net loss per share because it is not reflective of ongoing operating results in the period incurred. Although these are recurring charges to BioPharmX Corporation's operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management's control. Thus, management believes that excluding these charges from non-GAAP net loss and non-GAAP net loss per share facilitates comparisons of BioPharmX Corporation's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Amortization of purchased intangible assets results from the purchase of a license related to molecular iodine technology. This amount is excluded from non-GAAP net loss and non-GAAP net loss per share because it is not reflective of ongoing operating results in the period incurred.

Forward-Looking Statements
The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. This press release contains forward-looking statements about the company's expectations, plans, intentions, and strategies, including, but not limited to, statements regarding the company's ability to regain compliance with NYSE American listing standards, strategic partnering alternatives, progress toward becoming a leading dermatology specialty pharmaceutical company, the effectiveness of BPX01 in the treatment of acne, the successful advancement of the company's product candidates and research and development pipeline, the commencement and results of future trials of BPX-01 and the size of such trials, continued and consistent results in future tests of BPX-01, absence of side effects of future use of BPX-01 and ability to advance BPX-01 through a successful NDA submission and commercialization. These forward-looking statements may be identified by words such as "plan," "expect," "anticipate," "believe" or similar expressions that are intended to identify such forward-looking statements.

These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in the company's filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the period ended Jan. 31, 2017 and our quarterly report on Form 10-Q for the period ended October 31, 2017. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof, and the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

--TABLES TO FOLLOW--

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2017	2016	2017	2016

Revenues, net	$ 18	$ 33	$ 54	$ 85
Cost of goods sold	8	28	28	65
Gross margin	10	5	26	20

Operating Expenses
Research and development	2,111	2,487	7,465	7,633
Sales and marketing	546	529	1,929	2,531
General and administrative	1,088	1,154	3,671	3,516
Total operating expenses	3,745	4,170	13,065	13,680

Loss from operations	(3,735)	(4,165)	(13,039)	(13,660)
Change in fair value of warrant liability	169	334	330	334
Other expense, net	(148)	(47)	(142)	(45)
Loss before income taxes	(3,714)	(3,878)	(12,851)	(13,371)
Provision for income taxes	-	-	1	2
Net and comprehensive loss	$ (3,714)	$ (3,878)	$(12,852)	$(13,373)

Net loss per share
Basic and diluted	($0.05)	($0.12)	($0.17)	($0.47)
Shares used in computing net loss per share
Basic and diluted	79,659	31,253	73,977	28,737

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	October 31,	January 31,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$ 1,576	$ 6,501
Accounts receivable, net	8	4
Inventories	15	38
Prepaid expenses and other current assets	573	284
Total current assets	2,172	6,827

Property and equipment, net	123	120
Other assets	154	154
Total assets	$ 2,449	$ 7,101

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$ 2,006	$ 2,551
Accrued expenses and other current liabilities	1,704	1,176
Total current liabilities	3,710	3,727

Warrant liability	73	403
Total liabilities	3,783	4,130

Stockholders' equity (deficit)	(1,334)	2,971

Total liabilities and stockholders' equity (deficit)	$ 2,449	$ 7,101

BIOPHARMX CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(in thousands, except per share amounts; unaudited)

		Three Months Ended		Nine Months Ended
		October 31,		October 31,
		2017	2016	2017	2016

GAAP net loss		$ (3,714)	$ (3,878)	$(12,852)	$(13,373)

Change in fair value of warrant liability		(169)	(334)	(330)	(334)
Expense related to modification of warrants		151	-	151	-
Amortization of purchased intangible assets		-	7	-	22
Stock-based compensation expense:
-	Research and development	131	87	397	292
-	Sales and marketing	98	65	289	247
-	General and administrative	236	195	730	505
	Total stock-based compensation expense	465	347	1,416	1,044
Total reconciling items		447	20	1,237	732
Non-GAAP net loss		$ (3,267)	$ (3,858)	$(11,615)	$(12,641)

GAAP net loss		$ (0.05)	$ (0.12)	$ (0.17)	$ (0.47)
Reconciling items
-	Change in fair value of warrant liability	-	(0.01)	-	(0.01)
-	Expense related to modification of warrants	-	-	-	-
-	Amortization of purchased intangible assets	-	-	-	-
-	Stock-based compensation expense	0.01	0.01	0.01	0.04

Non-GAAP net loss per share: basic and diluted		$ (0.04)	$ (0.12)	$ (0.16)	$ (0.44)

Shares used in computing non-GAAP net loss per share
Basic and diluted		79,659	31,253	73,977	28,737

CONTACT: Media Contact, Nina Brauer, nbrauer@biopharmx.com (650) 889-5030 or Investor Relations, investors@biopharmx.com